UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of Principal Executive Offices, and Zip Code)

(415) 500-4614

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Monday, June 22, 2020, 89bio, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) at 9:00 a.m., Pacific Time. As of the close of business on April 30, 2020, the record date for the 2020 Annual Meeting, there were 13,793,858 shares of common stock entitled to vote at the meeting. At the 2020 Annual Meeting, each of the Company’s director nominees was elected and the other proposal voted on was approved. The final voting results are set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Class I Directors
•Rohan Palekar	11,921,014	465,390	317,113
•Gregory Grunberg, M.D.	11,727,580	658,824	317,113

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2. Ratification of KPMG LLP as Independent Auditor	12,703,246	0	271	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: June 26, 2020	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer